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                                                                    EXHIBIT 23.2

                              CONSENT OF ENGINEER

     I hereby consent to the reference to me in this Registration Statement on Form S-3 of Union Oil Company of California and Unocal Corporation as having certified the estimates of proved of oil and gas and geothermal reserves attributable to Union Oil Company of California and Unocal Corporation, all as prepared by Union Oil Company of California's petroleum engineering staff, which estimates are included in the 1993 Annual Reports on Form 10-K of Union Oil Company of California and Unocal Corporation incorporated by reference in this Registration Statement.


                                                 /s/ John F. Imle, Jr.
                                                 John F. Imle, Jr.
                                                 President,
                                                 Unocal Corporation
                                                 Union Oil Company of California


Los Angeles, California
July 29, 1994